Exhibit Number 11

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Graco Inc. & Subsidiaries

Computation of Per Share Earnings<F1>

Years Ended
(In thousands, except per share amounts)                December 30,  December 31,  December 25,
                                                                1994          1993          1992
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PRIMARY
Net earnings applicable to common stock:
  Net earnings                                              $ 15,326      $  9,493      $  5,301
  Less dividends on preferred stock                               74            74            75
                                                            $ 15,252      $  9,419      $  5,226
Average number of common shares and
 common equivalent shares outstanding:
  Average number of common shares outstanding                 11,539        11,386        11,294
  Dilutive effect of stock options computed based on
   the treasury stock method using average market price           42            79            61
                                                              11,581        11,465        11,355
Net earnings per common share and common equivalent share   $   1.32      $    .82      $    .46

FULLY DILUTED
Net earnings applicable to common stock:
  Net earnings                                              $ 15,326      $  9,493      $  5,301
  Less dividends on preferred stock                               74            74            75
                                                            $ 15,252      $  9,419      $  5,226
Average number of common shares and
 common equivalent shares outstanding:
  Average number of common shares outstanding                 11,539        11,386        11,294
  Dilutive effect of stock options computed based on
   the treasury stock method using the year end
   market price, if higher than average market price              49            91            63
                                                              11,588        11,477        11,357
Net earnings per common share and common equivalent share   $   1.32      $    .82      $    .46

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1 All share and per share data has been restated for the three-for-two stock split paid February 2, 1994.
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